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                                  SECURITY AGREEMENT
                                  (PHYSICIAN GROUP)


          This SECURITY AGREEMENT, dated as of October 31, 1997, is entered into between PEGASUS MEDICAL GROUP, INC., a California professional medical corporation ("PHYSICIAN GROUP"), and SIERRA MEDICAL MANAGEMENT, INC., a Delaware corporation ("MANAGER"), with reference to the following facts:

                                   R E C I T A L S

          A. Manager and Physician Group have entered into that certain Management Services Agreement, effective October 31, 1997 (the "MANAGEMENT AGREEMENT"), pursuant to which Manager is providing certain management services to Physician Group; and

          B. Physician Group has agreed to enter into this Security Agreement in order to grant Manager a first priority security interest in the Collateral (as hereinafter defined) to secure prompt payment and performance of its obligations under the Management Agreement.

                                  A G R E E M E N T

          NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions, representations, and warranties hereinafter set forth, and for other good and valuable consideration, the parties hereto agree as follows:

          1. DEFINITIONS. All initially capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Management Agreement. In addition, as used herein, the following terms shall have the following meanings:

               "ACCOUNT DEBTOR" means any person or entity who is or who may become obligated with respect to, or on account of, an Account.

               "ACCOUNTS" means any and all of Physician Group's presently existing and hereafter arising accounts and rights to payment arising out of the sale or lease of goods or the rendition of services by Physician Group, irrespective of whether earned by performance, and all Instruments evidencing the same or arising in connection therewith.

               "APPLICABLE LAW" means all applicable provisions of constitutions, statutes, rules, regulations and orders of all government bodies and all orders and decrees of all courts, tribunals and arbitrators.


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               "BANKRUPTCY CODE" means The Bankruptcy Reform Act of 1978 (Pub.
L. No. 95-598; 11 U.S.C.), as amended or supplemented from time to time, or any successor statute, and any and all rules and regulations issued or promulgated in connection therewith.

               "CODE" means the California Uniform Commercial Code. Any and all terms used in this Security Agreement which are defined in the Code shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the Code, unless otherwise defined herein.

               "COLLATERAL" means any and all of the Accounts and Physician Group's Books, in each case whether now existing or hereafter acquired or created, and any Proceeds or products of any of the foregoing, or any portion thereof, and any and all Accounts, money, or other tangible or intangible property, resulting from the sale or other disposition of the Accounts, or any portion thereof or interest therein, and the substitutions, replacements, additions, accessions, products and Proceeds thereof.

               "EXPENSES" means any and all costs or expenses required to be paid by Physician Group under this Security Agreement which are paid or advanced by Manager; all costs and expenses of Manager, including its attorneys' fees and expenses (including attorneys' fees incurred pursuant to proceedings arising under the Bankruptcy Code), incurred or expended to correct any default or enforce any provision of this Security Agreement, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, irrespective of whether a sale is consummated; and all costs and expenses of suit incurred or expended by Manager, including its attorneys' fees and expenses (including attorneys' fees incurred pursuant to proceedings arising under the Bankruptcy Code) in enforcing or defending this Security Agreement, irrespective of whether suit is brought.

               "GOVERNMENTAL AUTHORITY" means any federal, state, local or other governmental department, commission, board, bureau, agency, central bank, court, tribunal or other instrumentality or authority or subdivision thereof, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

               "HEALTH CARE LAW" means any Applicable Law regulating the acquisition, construction, operation, maintenance or management of a healthcare practice, facility, provider or payor.

               "INSTRUMENTS" means any and all negotiable instruments, certificated securities and every other writing which evidences a right to the payment of money, in each case whether now existing or hereafter acquired.


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               "LIEN" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement or other preferential arrangement, charge or encumbrance (including, any conditional sale or other title retention agreement, or finance lease) of any kind.

               "PHYSICIAN GROUP'S BOOKS" means any and all presently existing and hereafter acquired or created books and records of Physician Group (excluding patient medical records and peer review records), including all records (including maintenance and warranty records), ledgers, computer programs, disc or tape files, printouts, runs, and other computer prepared information indicating, summarizing, or evidencing the Accounts.

               "PROCEEDS" means whatever is receivable or received from or upon the sale, lease, license, collection, use, exchange or other disposition, whether voluntary or involuntary, of any Collateral or other assets of Physician Group, including "proceeds" as defined in Section 9306 of the Code, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to or for the account of Physician Group from time to time with respect to any of the Collateral, any and all payments (in any form whatsoever) made or due and payable to Physician Group from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any person or entity acting under color of Governmental Authority), any and all other amounts from time to time paid or payable under or in connection with any of the Collateral or for or on account of any damage or injury to or conversion of any Collateral by any person or entity, any and all other tangible or intangible property received upon the sale or disposition of Collateral, and all proceeds of proceeds.

               "SECURED OBLIGATIONS" shall mean any and all debts, liabilities, obligations, or undertakings owing by Physician Group to Manager arising under, advanced pursuant to, or evidenced by the Management Agreement and/or this Security Agreement, whether direct or indirect, absolute or contingent, matured or unmatured, due or to become due, voluntary or involuntary, whether now existing or hereafter arising.

               "SECURITY AGREEMENT" shall mean this Security Agreement, any concurrent or subsequent riders, exhibits or schedules to this Security Agreement, and any extensions, supplements, amendments, or modifications to or in connection with this Security Agreement, or to any such riders, exhibits or schedules.

          2. CONSTRUCTION. Unless the context of this Security Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the part includes the whole, "including" is not limiting, and "or" has the inclusive meaning represented by the phrase "and/or." References in this Security Agreement to "determination" by Manager include reasonable estimates (absent manifest error) by Manager, as applicable (in the case of quantitative determinations) and reasonable beliefs (absent manifest error) by Manager, as applicable (in the case of qualitative determinations). The words "hereof," "herein," "hereby," "hereunder," and similar terms in this


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Security Agreement refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement. Article, section, subsection, exhibit, and schedule references are to this Security Agreement unless otherwise specified.

          3. CREATION OF SECURITY INTEREST. Physician Group hereby grants to Manager a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure the prompt payment and performance of all of the Secured Obligations. Physician Group acknowledges and affirms that such security interest in the Collateral has attached to all Collateral without further act on the part of Manager or Physician Group.

          4.   FURTHER ASSURANCES.

               4.1 FURTHER ASSURANCES. Physician Group shall execute and deliver to Manager concurrently with Physician Group's execution of this Security Agreement, and from time to time at the request of Manager, all financing statements, continuation financing statements, fixture filings, security agreements, chattel mortgages, assignments, and all other documents that Manager may request, in form satisfactory to Manager, to perfect and maintain perfected Manager's security interests in the Collateral and in order to consummate fully all of the transactions contemplated by this Security Agreement and the Management Agreement.

          5. REPRESENTATIONS AND WARRANTIES. Physician Group represents and warrants to Manager that:

               5.1 TRADE NAMES AND TRADE STYLES Physician Group presently does not conduct its business operations under any trade names or trade styles other than A.V. Western Medical Group.

               5.2 OWNERSHIP OF COLLATERAL. Physician Group is and shall continue to be the sole and complete owner of the Collateral, free from any Lien, other than the Lien granted to Manager hereunder.

               5.3 ENFORCEABILITY; PRIORITY OF SECURITY INTEREST. This Agreement (i) creates a security interest which is enforceable against the Collateral in which Physician Group now has rights and will create a security interest which is enforceable against the Collateral in which Physician Group hereafter acquires rights at the time Physician Group acquires any such rights, and (ii) Manager has a perfected security interest (to the fullest extent perfection can be obtained by filing, notification to third parties or possession) and a first priority security interest in the Collateral in which Physician Group now has rights, and will have a perfected and first priority security interest in the Collateral in which Physician Group hereafter acquires rights at the time Physician Group acquires any such rights, in each case securing the payment and performance of the Secured Obligations.


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               5.4  OTHER FINANCING STATEMENTS.  Other than financing statements in favor of Manager, no effective financing statement naming Physician Group as debtor, assignor, grantor, mortgagor, pledgor or the like and covering all or any part of the Collateral is on file in any filing or recording office in any jurisdiction.

          6. COVENANTS. In addition to the covenants of Physician Group set forth in the Management Agreement which are incorporated herein by this reference, Physician Group agrees that from the date of this Security Agreement and thereafter until the indefeasible payment, performance and satisfaction in full of the Secured Obligations, and all of Manager's obligations under the Management Agreement to Physician Group have been terminated:

               6.1 DEFENSE OF COLLATERAL. Physician Group shall appear in and defend any action, suit or proceeding which may affect its title to or right or interest in, or Manager's right or interest in, the Collateral.

               6.2 PRESERVATION OF COLLATERAL. Physician Group shall do and perform all acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

               6.3 CHANGE IN NAME; ADOPTION OF TRADE NAME OR TRADE STYLE. Physician Group shall give Manager at least 30 days' prior written notice of any changes in its name, or of the adoption of any trade name or trade style.

               6.4 MAINTENANCE OF RECORDS. Physician Group shall keep separate, accurate and complete Physician Group's Books, disclosing Manager's security interest hereunder.

               6.5 DISPOSITION OF COLLATERAL. Physician Group shall not surrender or lose possession of (other than to Manager), sell, lease, rent, or otherwise dispose of or transfer any of the Collateral or any right or interest therein.

               6.6 LIENS. Physician Group shall keep the Collateral free of all Liens, other than the Lien granted to Manager hereunder.

          7. EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an event of default ("Event of Default") under this Security
Agreement:

               7.1 BREACH OF MANAGEMENT AGREEMENT. Physician Group shall breach, or be in default of, any of its agreements, covenants and obligations under the Management Agreement;


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               7.2  BREACH OF SECURITY AGREEMENT.  Physician Group shall breach, or be in default of, any of its agreements, covenants and obligations under this Security Agreement; or

               7.3 BREACH OF REPRESENTATIONS OR WARRANTIES. Any representation or warranty made by Physician Group in this Security Agreement shall have been untrue in any material respect when made.

          8.   RIGHTS AND REMEDIES, ETC.

               8.1 RIGHTS AND REMEDIES. During the continuance of an Event of Default, Manager, without notice or demand, may do any one or more of the following, all of which are authorized by Physician Group:

                    (a) Make such payments and do such acts as it considers necessary or reasonable to protect Manager's security interest in the Collateral. Physician Group agrees to assemble and make available any or all of the Collateral if Manager so requires. Physician Group authorizes Manager to enter the premises where the Collateral is located, take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which, in the opinion of the Manager, appears to be prior or superior to Manager's security interest, and to pay all costs and expenses incurred in connection therewith;

                    (b) Sell the Collateral, at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Physician Group's premises) as is commercially reasonable, and apply any proceeds of any sale or other disposition of the Collateral in the order provided in Section 9504 of the Code, including the payment of Expenses. It is not necessary that the Collateral be present at any such sale;

                    (c) Without constituting a retention of collateral in satisfaction of indebtedness as provided for in Section 9505 of the Code, notify account debtors and other obligors of Physician Group of Manager's security interests in the Collateral, and proceed to collect the same and apply the net cash proceeds therefrom to the Secured Obligations;

                    (d) Manager shall give notice of any disposition of the Collateral as follows:

                         (i)    Manager shall give Physician Group and each
holder of a security interest in the Collateral who has filed with Manager a written request for notice, a written notice stating the time and place of a public sale, or, if the disposition is to be either a private sale or some other disposition that is not a public sale, the time on or after which the private sale or other disposition is to be made;


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                         (ii)   The notice described in the immediately
preceding paragraph shall be delivered to Physician Group as provided in Section
14.6 of the Management Agreement at least five (5) calendar days before the date fixed for a sale. Notice to persons other than Physician Group claiming an interest in the Collateral shall be sent to such addresses as such persons have furnished to Manager prior to the date of such notice;

                         (iii)  If the disposition is to be a public sale,
Manager shall also give notice of the time and place of said sale by publishing a notice at least five (5) calendar days before the date of the sale in a newspaper of general circulation, if one exists, in the county in which the sale is to be held;

                    (e) Manager may, in its own name, or in the name of a designee or nominee, credit bid and purchase at any public sale;

                    (f)  Physician Group shall pay all Expenses; and

                    (g) Any portion of the Secured Obligations which remains unpaid after disposition of the Collateral as provided above shall be paid immediately by Physician Group. Any excess which exists after disposition of the Collateral and payment in full of the Secured Obligations shall be returned promptly, without interest and subject to the rights of third persons, to Physician Group by Manager.

               8.2 FURTHER DOCUMENTATION. Upon the exercise by Manager of any power, right, privilege, or remedy pursuant to this Security Agreement which requires any consent, approval, registration, qualification, or authorization of any Governmental Authority, Physician Group agrees to execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments, assignments, and other documents and papers that Manager or any purchaser of the Collateral may be required to obtain for such governmental consent, approval, registration, qualification, or authorization.

               8.3 CUMULATIVE REMEDIES; WAIVERS. The rights and remedies of Manager under this Security Agreement, the Management Agreement, and all other agreements contemplated hereby and thereby shall be cumulative. Manager shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Manager of any one right or remedy shall be deemed an election of remedies, and no waiver by Manager of any default on Physician Group's part shall be deemed a continuing waiver of any further defaults. No delay by Manager shall constitute a waiver, election or acquiescence with respect to any right or remedy.

          9. NOTICES. All notices or demands by any party hereto to the other party and relating to this Security Agreement shall be made in the manner set forth in Section 14.6 of the Management Agreement.


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          10.  GENERAL PROVISIONS.

               10.1 SUCCESSORS AND ASSIGNS. This Security Agreement shall bind and inure to the benefit of the respective successors and assigns of Physician Group and Manager; PROVIDED, HOWEVER, that Physician Group may not assign this Security Agreement nor delegate any of its duties hereunder without Manager's prior written consent and any prohibited assignment or delegation shall be absolutely void. No consent by Manager to an assignment by Physician Group shall release Physician Group from the Secured Obligations. Manager may assign this Security Agreement and delegate its duties hereunder, if any, from time to time to its lender or lenders or to its parent's lender or lenders, without prior notice to, or the consent of, Physician Group, and Physician Group agrees to recognize such lender or lenders as Manager's assignee under this Security Agreement.

               10.2 NO PRESUMPTION AGAINST ANY PARTY. Neither this Security Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Manager or Physician Group, whether under any rule of construction or otherwise. On the contrary, this Security Agreement has been reviewed by each of the parties and their counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

               10.3 AMENDMENTS AND WAIVERS. Any provision of this Security Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the party asserted to be bound thereby, and then such amendment or waiver shall be effective only in the specific instance and specific purpose for which given.

               10.4 COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Security Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Security Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Security Agreement shall become effective when executed by each of the parties hereto and delivered to Manager.

          11. GOVERNING LAW. This Security Agreement shall be deemed to have been made in the State of California and the validity, construction, interpretation, and enforcement hereof, and the rights of the parties hereto, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California.

          12. NO VIOLATION OF APPLICABLE LAW. To the extent that any lien or security interest on any Asset(s) granted by Physician Group herein violates any applicable Health Care Law, the grant of such lien or security interest on such Asset(s) shall be automatically null and void; provided however, that to the extent such lien or security interest at any time hereafter no longer violates any applicable Health Care Law, then such


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lien or security interest shall automatically and without any further action attach and become fully effective at that time (giving effect to any retroactive effect to any change in applicable law or regulation); and, provided further, that the liens or security interests on other Asset(s) granted by Physician Group herein that do not violate any applicable Health Care Law shall remain at all times in full force and effect.


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          IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the date first set forth above.

                                PEGASUS MEDICAL GROUP, INC.
                                a California professional corporation


                                By: /s/ Jacob Y. Terner, M.D.
                                    ----------------------------------
                                Title:         PRES
                                      --------------------------------

                                SIERRA MEDICAL MANAGEMENT, INC.
                                a Delaware corporation


                                By: /s/ Jacob Y. Terner, M.D.
                                    ----------------------------------
                                Title:          CEO
                                      --------------------------------


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